EXHIBIT 11
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                               HOWELL CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)
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
                                                                                         YEAR ENDED DECEMBER 31,
                                                                                        -----------------------
                                                                                  1996           1995           1994
                                                                                  ----           ----           ----
                                                                               (In thousands, except per share amounts)
PRIMARY EARNINGS PER SHARE

COMPUTATION FOR STATEMENT OF EARNINGS

Reconciliation of net income per statement of earnings to amount used in calculation of earnings per share assuming no dilution:
     Net earnings ..............................................................  $14,077         $5,326         $2,883
     Subtract - Dividend to preferred shareholders .............................    2,415          2,415          2,415
                                                                                  -------         ------         ------
     Net earnings, as adjusted .................................................  $11,662         $2,911         $  468
                                                                                  =======         ======         ======

Weighted average number of common shares outstanding ...........................    4,937          4,869          4,837
                                                                                  =======         ======         ======

Earnings per share - assuming no dilution ......................................  $  2.36         $  .60         $  .10
                                                                                  =======         ======         ======

ADDITIONAL PRIMARY COMPUTATION

Net earnings, as adjusted per primary computation above ........................  $11,662         $2,911         $  468
                                                                                  =======         ======         ======

Adjustment to weighted average number of shares outstanding:
   Weighted average number of shares outstanding per primary
       computation above .......................................................    4,937          4,869          4,837
   Add - Dilutive effect of outstanding options (as determined by
       application of the treasury stock method) ...............................      101            107             56
                                                                                  -------         ------         ------
   Weighted average number of shares outstanding, as adjusted ..................    5,038          4,976          4,893
                                                                                  =======         ======         ======

Primary earnings per share, as adjusted ........................................  $2.31 (a)       $.59 (a)       $.10 (a)
                                                                                  =======         ======         ======

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                        -----------------------
                                                                                    1996          1995         1994
                                                                                   -------       ------       ------
                                                                               (In thousands, except per share amounts)
FULLY DILUTED EARNINGS PER SHARE

COMPUTATION FOR STATEMENT OF EARNINGS

Net earnings, as adjusted per primary computation above ........................   $11,662       $2,911       $  468
                                                                                   =======       ======       ======

Weighted average number of common shares outstanding, per
  primary computation above ....................................................     4,937        4,869        4,837
                                                                                   =======       ======       ======


Earnings per share - assuming full dilution (a) ................................   $  2.36       $  .60       $  .10
                                                                                   =======       ======       ======


ADDITIONAL FULLY DILUTED COMPUTATION

Additional adjustment to net earnings, as adjusted per fully diluted computation above:
     Net earnings, as adjusted per fully diluted
       computation above .......................................................   $11,662       $2,911       $  468
     Add - Dividend to preferred shareholders ..................................     2,415        2,415        2,415
                                                                                   -------       ------       ------

     Net earnings, as adjusted .................................................   $14,077       $5,326       $2,883
                                                                                   =======       ======       ======

Additional adjustment to weighted average number of shares outstanding:
   Weighted average number of shares outstanding, per fully
     diluted computation above .................................................     4,937        4,869        4,837
   Add - Dilutive effect of outstanding options (as determined
     by the application of the treasury stock method) ..........................       107          126           56
   Weighted average number of shares issuable from assumed
     exercise of convertible preferred stock ...................................     2,091        2,091        2,091
                                                                                   -------       ------       ------
   Weighted average number of common shares, as adjusted .......................     7,135        7,086        6,984
                                                                                   =======       ======       ======

Fully diluted earnings per share ...............................................   $  1.97       $.75 (b)     $.41 (b)

                                                                                   =======       ======       ======

(a) These amounts agree with the reported amounts on the statements of earnings.
(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result for 1995 and 1994.